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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

October 17, 2003
Charleston, South Carolina

To the Common Stockholders of Golf Trust of America, Inc.:

        Notice is hereby given that the 2003 Annual Meeting of Stockholders of Golf Trust of America, Inc. will be held at the Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina, on November 17, 2003 at 9:30 a.m. for the following purposes:

  1.
  to elect two directors to Golf Trust's board of directors; and

  2.
  to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements thereof.

        The close of business on October 6, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock at that time will be entitled to vote.

        You are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained. It will assist us in keeping down the expenses of the annual meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly. (If you hold through a broker, you might also have the option of voting by phone or Internet.)

        If you are a holder of record and attend the annual meeting, you may vote your shares of common stock in person if you wish, even if you have previously returned your proxy card. If you hold our stock through a broker (or other nominee) and you wish to vote in person at the meeting, you must first obtain from your broker (or other nominee) a proxy issued in your name.

        YOUR VOTE IS IMPORTANT. Please return your proxy card today.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

PROXY STATEMENT

        This proxy statement dated October 17, 2003, is furnished in connection with the solicitation of proxies by the board of directors of our company, Golf Trust of America, Inc., for use at our 2003 annual meeting of stockholders, which will be held on Monday, November 17, 2003. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about October 20, 2003.

Table of Contents

Voting Procedures	2
Proposal 1: Election of Directors	3
Other Matters at the Meeting	4
The Board of Directors	4
Directors and Officers	7
Report of the Compensation Committee on Executive Compensation	13
Annual Report of the Audit Committee	16
Stock Performance Chart	17
Independent Public Accountants	17
Security Ownership of Management and Five-Percent Stockholders	19
Certain Relationships and Related Transactions	20
Cost of Solicitation	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Stockholder Proposals for the 2004 Annual Meeting	21
Appendix: Charter of the Audit Committee	A-1

        Our principal executive offices are located at 14 North Adger's Wharf, Charleston, South Carolina 29401. We will provide a copy of our company's annual report on Form 10-K, as filed earlier this year with the Securities and Exchange Commission and previously mailed to stockholders, without charge to any stockholder who so requests in writing to Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401, Attention: Investor Relations.

VOTING PROCEDURES

        You have three choices regarding the election of directors at the upcoming annual meeting. You may:

  •
  vote for all of the director nominees;

  •
  withhold authority to vote for all of the director nominees; or

  •
  vote for one of the director nominees and withhold authority to vote for the other director nominee.

        A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States. If you hold your shares through a broker, you might also have the opportunity to vote by phone or over the internet; please refer to the separate instructions enclosed by your broker. Stockholders of record may vote by completing and returning the enclosed proxy card prior to the annual meeting, by voting in person at the annual meeting or by submitting a signed proxy card at the annual meeting.

        YOUR VOTE IS IMPORTANT. You are urged to sign and return the accompanying proxy card regardless of how many or few shares you own and whether or not you plan to attend the meeting.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

  •
  delivering written notice of your revocation to the Secretary of Golf Trust of America, Inc., at 14 North Adger's Wharf, Charleston, South Carolina 29401;

  •
  submitting a later dated proxy; or

  •
  attending the annual meeting and voting in person.

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

        Attendance at the annual meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating such person to act on your behalf.

        Each unrevoked proxy card properly signed and received prior to the close of the annual meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR each director nominee named in Proposal 1 on the proxy card and will be voted in the discretion of the persons named as proxies on any other business that may properly come before the annual meeting.

Shares Entitled to Vote and Required Vote

        The presence at the annual meeting, in person or by proxy, of a majority of the shares of our company's sole class of common stock issued and outstanding as of October 6, 2003, will constitute a quorum. On October 6, 2003, 7,884,943 shares of common stock were outstanding. A quorum is necessary for the transaction of business at the annual meeting. A majority of the votes cast at the annual meeting, assuming a quorum is present, is sufficient to take or authorize action upon any matter that may properly come before the annual meeting (unless a supermajority is required by law, the terms of our charter or the terms of the proposal). A plurality of all the votes cast at the annual meeting, assuming a quorum is present, is sufficient to elect a director. Each share of common stock is entitled to one vote.

        We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter (which is known as a "broker non-vote"), those shares will be treated as abstentions with respect to that matter. Votes cast at the annual meeting will be tabulated by the representative of our transfer agent who we will appoint to act as inspector of election for the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our company's charter provides for the six members of our board of directors to be divided into three classes serving staggered terms. The terms of the two Class I directors are ending this year on the date of the upcoming annual meeting. The terms of the Class II and Class III directors will end on the dates of the annual meetings to be held in the years 2005 and 2004, respectively. In addition, directors serve until their successors have been duly elected and qualified or until the directors resign, become disqualified or disabled, or are otherwise removed.

This Year's Nominees

        The nominating committee of our board of directors has nominated the current two Class I directors, whose terms are expiring, to stand for re-election at the upcoming annual meeting. These directors are Mr. Fred W. Reams and Mr. Edward L. Wax. If re-elected, these directors will serve until the 2006 annual meeting and until their successors are elected and qualified (or until the earlier dissolution of our company pursuant to our ongoing plan of liquidation).

        Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Reams and Wax. If any of these nominees unexpectedly becomes unavailable for election, proxies will be voted for the election of persons selected as nominees in their place by the board of directors.

        Information about Messrs. Reams and Wax is set forth below.

Name	Age	Position	Year First Elected to Board
Fred W. Reams(1)(3)	60	Independent Director	1997
Edward L. Wax(2)(3)	66	Independent Director	1997

(1)
Nominating Committee Member

(2)
Audit Committee Member

(3)
Compensation Committee Member

Biographical Information

        Fred W. Reams is an Independent Director. Since 1981 Mr. Reams has served as the Chairman or President of Reams Asset Management Company, LLC, an independent private investment firm which he co-founded. Reams Asset Management Company employs a staff of 45 persons and manages approximately $16 billion in assets. In addition, Mr. Reams served as President of the board of directors of the Otter Creek Golf Course from 1981 through 2003. Otter Creek, a 27-hole facility located in Indiana and rated in the top 25 public courses by Golf Digest in 1990, has hosted several noteworthy tournaments, including multiple U.S. Open and U.S. Senior Open Qualifiers, four American Junior Golf Association Championships, the National Public Links Championship and over 20 state amateur championships. Mr. Reams holds a Bachelor of Arts degree and a Master of Arts degree in Economics from Western Michigan University.

        Edward L. Wax is an Independent Director. Mr. Wax is currently Chairman Emeritus of Saatchi & Saatchi, a worldwide advertising and ideas company. From 1992 until his appointment to his current position in 1997, Mr. Wax served as Chairman and Chief Executive Officer of Saatchi & Saatchi. Mr. Wax had been responsible at Saatchi for the operations of 143 offices in 87 countries. Mr. Wax's employment by Saatchi & Saatchi began in 1982. Mr. Wax was formerly Chairman of The American Association of Advertising Agencies as well as a director of both the Ad Council and the Advertising Educational Foundation. Mr. Wax also serves on the board of directors of Dollar Thrifty Automotive Group. Mr. Wax holds a Bachelor of Science degree in Chemical Engineering from Northeastern University and a Masters in Business Administration degree from the Wharton Graduate School of Business.

Recommendation of our Board of Directors on Proposal 1:

        Our board of directors recommends that stockholders vote FOR the election of Messrs. Reams and Wax to serve as directors of our company.

OTHER MATTERS AT THE MEETING

        Our board of directors does not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS

        Our board of directors was composed of seven directors from the time of our initial public offering in February 1997 until February 2001, when Mr. Young resigned as expected in connection with our plan of liquidation. Following Mr. Young's departure, our board of directors formally reduced the size of our board from seven to six members.

        Four of our six directors are independent of our management and receive no compensation, directly or indirectly, from our company other than for their services as directors. We refer to these four persons as our independent directors. The board met fourteen times in 2002 and acted by unanimous written consent on two other occasions; the audit committee met seven times; the compensation committee met one time; and the nominating committee acted by unanimous written consent once. Each of the directors either attended or participated by telephone in at least 75% of the total number of meetings of the board of directors and of the committees of the board of which he was a member.

Committees

        Audit Committee.    The board of directors has established an audit committee consisting of three independent directors (with the fourth independent director being an ad-hoc member) to oversee our financial reporting process on behalf of the board of directors. Mr. Jones is the chairman of the audit committee. The audit committee's role is to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans and results of the audit engagement, to approve professional services provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of our company's internal accounting controls.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. While financially literate under the applicable AMEX rules, the members of the audit committee are not currently professionally engaged in the practices of accounting or auditing and are not all experts in the fields of accounting or auditing, including in respect of auditor independence. Our board has not yet officially appointed a member of the audit committee as an "audit committee financial expert," as recently defined by the SEC but intends to do so by next year's SEC deadline. One of the current audit committee members, Mr. Chapman, was previously an audit partner in a predecessor to PricewaterhouseCoopers LLP. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and our auditors, BDO Seidman, LLP. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The audit committee's reviews, considerations and discussions do not provide assurance that BDO Seidman's audit of our financial statements was carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that our public accountants are in fact "independent."

        All of the audit committee members qualify as "independent" under Section 121(a) of the American Stock Exchange, or AMEX, listing standards. As required by SEC rules, the audit committee members supplied a report regarding its recommendation that we include our audited 2002 financial statements in our Form 10-K. The report appears elsewhere in this proxy statement. The audit committee operates pursuant to a written charter approved by our board of directors. The charter appears as an appendix to this proxy statement.

        The immediately preceding paragraph is not proxy soliciting material and shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

        Compensation Committee.    The board of directors has established a compensation committee to determine compensation, including granting awards under our stock incentive plans, for our company's officers. However, we do not intend to make any further option awards to our executives or to any other person. The compensation committee consists of three independent directors (with the fourth independent director being an ad-hoc member). The chairman is Mr. Chapman.

        Nominating Committee.    The board of directors has established a nominating committee to nominate individuals for election to the board of directors. The nominating committee consists of two independent directors and Mr. Blair (with the other two independent directors being ad-hoc members). The chairman is Mr. Reams. The nominating committee will consider nominees recommended by security holders. (A security holder wishing to recommend a nominee should contact our corporate secretary, Scott D. Peters at 843-723-4653).

        Other Committees.    The board of directors may, from time to time, form other committees as circumstances warrant. Any additional committees will have authority and responsibility as may be delegated by the board of directors, to the extent permitted by Maryland law. During 2001, the board had two such committees, the strategic alternatives working committee, comprised of Messrs. Blair and Wax, which was created to work with our financial advisor, and an independent committee, composed of the four independent directors, which was created to review and make a recommendation regarding the Legends transaction and agreement. During 2002 and to date in 2003, these two committees did not meet and no other committees were created.

Compensation of Directors

        We pay our independent directors fees for their services as directors. Independent directors receive annual compensation of $10,000, plus a fee of $1,000 for attendance at each meeting of the board of directors (whether in person or telephonically), and $500 for attending each committee meeting. Directors who are not independent directors are not paid any director fees. We reimburse directors for their reasonable and documented out-of-pocket travel expenses. Under our non-employee directors' stock option plan, at the time of our initial public offering and on the first four anniversaries of our initial public offering, our four independent directors received automatic annual grants of options to purchase 5,000 shares of our common stock at the stock's fair market value on the date of grant. All grants to our independent directors were fully vested on the grant date and expire ten years from the date of grant. Upon the February 2001 grant, the shares available under our non-employee directors' stock option plan were exhausted and no options have been granted to our independent directors since then.

Directors and Officers Insurance

        We maintain directors and officers liability insurance. Directors and officers liability insurance insures our officers and directors from claims arising out of an alleged wrongful act by such persons while acting as directors and officers of our company, and it insures our company to the extent that we have indemnified the directors and officers for such loss.

Indemnification

        Our charter provides that we shall indemnify our officers and directors against certain liabilities to the fullest extent permitted under applicable law. The charter also provides that our directors and officers shall be exculpated from monetary damages to us to the fullest extent permitted under applicable law.

DIRECTORS AND OFFICERS

        Set forth below is information regarding our directors and executive officers. Subject to severance compensation rights under their employment agreements, officers serve at the pleasure of the board of directors.

Name	Age	Position	Year First Elected to Board	Current Term Expires
W. Bradley Blair, II(1)	60	Chief Executive Officer, President and Chairman of the Board of Directors	1997	2005
Scott D. Peters	45	Chief Financial Officer, Senior Vice President, Secretary and Director	1999	2004
Roy C. Chapman(1)(2)(3)	62	Independent Director	1997	2004
Raymond V. Jones(2)	55	Independent Director	1997	2005
Fred W. Reams(1)(3)	60	Independent Director	1997	2003
Edward L. Wax(2)(3)	66	Independent Director	1997	2003

(1)
Nominating Committee Member

(2)
Audit Committee Member

(3)
Compensation Committee Member

Biographical Information

        W. Bradley Blair, II is our Chief Executive Officer, President, and Chairman of the board of directors. He has been an officer of our company since our initial public offering in 1997. From 1993 until our initial public offering in February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of Legends Group Ltd., Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a Bachelor of Science degree in Business from Indiana University and a Juris Doctorate degree from the University of North Carolina at Chapel Hill Law School.

        Scott D. Peters is our Chief Financial Officer, Senior Vice President and Secretary. He has been an officer of our company since our initial public offering in 1997. Mr. Peters was appointed by the Board to fill a vacancy created by a board member's resignation in late 1999. A stockholder vote confirmed Mr. Peter's appointment at the 2000 annual meeting and re-elected him to a three-year term at the 2001 annual meeting. From 1992 through 1996, Mr. Peters served as Senior Vice President and Chief Financial Officer of the Pacific Holding Company in Los Angeles, where he participated in the management of a 4,000 acre real estate portfolio consisting of residential, commercial and country club properties focusing on master-planned golf communities. From 1988 to 1992, Mr. Peters served as Senior Vice President and Chief Financial Officer of Castle & Cooke Homes, Inc. From 1986 to 1988, Mr. Peters worked with a general partnership that managed the construction of the Scottsdale Princess Resort. Mr. Peters became a Certified Public Accountant and worked with Arthur Andersen & Co. and Laventhol & Horwath from 1981 to 1985. He received a Bachelor of Arts degree in Accounting and Finance with honors from Kent State University.

        Roy C. Chapman is an independent director. Mr. Chapman currently is the Chairman, Chief Executive Officer and principal stockholder of Human Capital Resources, Inc., which was formed to assist students to finance higher education. From 1987 until his retirement in February 1993, he was Chairman and Chief Executive Officer of Cache, Inc., the owner and operator of a nationwide chain of upscale women's apparel stores. He has served as the Chief Financial and Administrative Officer of Brooks Fashion Stores and was a partner in the predecessor to the international accounting and consulting firm of PricewaterhouseCoopers LLP. Mr. Chapman has also served as a member of the staff of the Division of Market Regulation of the Securities and Exchange Commission and acted as a consultant to the Special Task Force to Overhaul the Securities Investors Protection Act. Mr. Chapman earned a Bachelors degree in Business Administration from Pace University.

        Raymond V. Jones is an independent director. From 1984 to 1994 he was Managing Partner of Summit Properties Limited Partnership before it went public in 1994. From 1994 until retiring in March 1998, Mr. Jones was the Executive Vice President of Summit Properties Inc. Summit is a publicly-traded REIT listed on the New York Stock Exchange and is one of the largest developers and operators of luxury garden multifamily apartment communities in the Southeastern United States. While at Summit, Mr. Jones oversaw the development of 26 communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a Bachelor of Arts degree in Political Science from George Washington University.

        Biographical information for Messrs. Reams and Wax appears on pages 3 and 4 above.

Executive Compensation

        We currently have two executive officers, Mr. Blair and Mr. Peters, who we sometimes refer to as our named executive officers. The following table sets forth for the fiscal years ended December 31, 2002, 2001, and 2000, compensation awarded or paid to, or earned by, each of the named executive officers.

Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary(1)	Bonus		Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options		All Other Compensation
W. Bradley Blair, II Chief Executive Officer, and Chairman of the Board	2002 2001 2000	$365,760 359,583 338,910	$	— — —	$	— — —	$	— — —	$	— — —	$	— 3,397,645 —	(2)
Scott D. Peters Chief Financial Officer, Senior Vice President and Secretary	2002 2001 2000	203,200 197,826 180,752		— — —		— — —		— — —		— — —		— 1,344,039 —	(2)

(1)
Not included in these amounts are car allowances paid to Messrs. Blair and Peters in the amounts of $12,000 and $7,200 per year, respectively.

(2)
We entered into written employment agreements with W. Bradley Blair, II, and Scott D. Peters at the time of our initial public offering, which were amended as of February 25, 2001. The amended employment agreements (as in effect throughout 2002) provided that upon stockholder adoption of the plan of liquidation, the executives ceased being eligible for further stock-based awards or regular performance bonuses. Instead, pursuant to the amended and restated agreements, they received a retention bonus equal to $1,233,907 for Mr. Blair and $660,921 for Mr. Peters, as well as accelerated vesting of all previously granted stock-based compensation. Such acceleration occurred on February 25, 2001 and such payments were made shortly thereafter. In addition, on that date, as a result of board adoption of the plan of liquidation, all of our outstanding loans to our executives, in the amount of $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, were forgiven pursuant to the terms of their existing promissory notes. See "Certain Relationships and Related Transactions—Indebtedness of Management."

Option Grants in 2002

        We did not grant any options to our named executive officers in 2002. Our only option grants since January 1, 2001 were the automatic grants of 5,000 options to each of our four independent directors in February 2001. Following those grants, our non-employee directors' option plan was exhausted and it will not be renewed. We do not expect to make any further option awards to our directors, officers or any other person.

Option Exercises in 2002 and Year-End Option Values

        There were no option exercises during the fiscal year ended December 31, 2002 by any of our named executive officers or any of our independent directors. The following table describes the exercisable and unexercisable options held by each of the named executive officers as of December 31, 2002. None of the options held by our named executive officers were in-the-money on December 31, 2002.

2002 Option Exercises and Year-End Holdings

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002(1)
	Shares Acquired On Exercise
Name		Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Bradley Blair, II	—	—	640,000	—	—	—
Scott D. Peters	—	—	285,000	—	—	—

Employment Agreements

        We entered into written employment agreements with W. Bradley Blair, II and Scott D. Peters at the time of our initial public offering, which were amended and restated as of February 25, 2001 in connection with our board's adoption of the plan of liquidation. These amended and restated employment agreements were included as exhibits to our current report on Form 8-K, filed with the SEC on March 12, 2001. On August 29, 2003, we entered into a further amendment and restatement of Mr. Peters' employment agreement, which was included as an exhibit to our current report on Form 8-K, filed with the SEC on October 9, 2003. This amendment and restatement reduces Mr. Peters' time commitment to our company (and correspondingly reduces his salary) as a result of the reduced scope of operations of our company at this time as we work toward the completion of our plan of liquidation. Mr. Peters will, however, continue to serve as our Senior Vice President, Secretary and Chief Financial Officer, as well as continue in his role as a member of our board of directors. Our employment agreements with our two named executive officers are summarized below:

        Salary.    The amended and restated employment agreements, as amended in 2001, provided for an annual base salary of $360,000 for Mr. Blair and $200,000 for Mr. Peters in 2001, with automatic annual cost of living increases based on the increase, if any, in the consumer price index (see the Summary Compensation Table above for the actual salary levels in each of the past three years). On September 30, 2003, Mr. Peters' salary was reduced to $12,000 per calendar quarter, pursuant to his recently amended and restated employment agreement. If we require any additional time commitment from Mr. Peters in any calendar quarter above the level currently contemplated, Mr. Peters will be entitled to an additional sum per hour, subject to a per diem cap.

        Bonuses.    Under the amended and restated employment agreements, as amended in 2001, our named executives' right to normal performance bonuses and stock-based awards terminated upon stockholder approval of the plan of liquidation. Instead, those amended and restated employment agreements provided for the following bonuses:

  •
  Retention Bonuses and Forgiveness of Indebtedness Concurrent with Board Adoption of the Plan of Liquidation. In recognition of services rendered by the named executives (including, without limitation, services rendered in creating the plan of liquidation, negotiating the agreements with Legends and our Series A preferred stockholder, and seeking to achieve resolutions of various issues with our lenders), pursuant to their amended and restated employment agreements Messrs. Blair and Peters became entitled to (and received) cash bonuses of $1,233,907 and $660,921, respectively, on February 25, 2001. In addition, in recognition of their services, their options and restricted stock awards immediately vested in full at that time (however, all of the options are at the present time "out of the money"). Pursuant to the terms of the named executives' existing promissory notes, which were not modified, the named executives' debt to us, in the amount of $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, was automatically forgiven upon board adoption of the plan of liquidation on February 25, 2001.

  •
  Performance Related Milestone Payments. Under the amended and restated employment agreements, Messrs. Blair and Peters became entitled to the additional cash bonuses shown below upon our achievement of the stated milestones:

	Payment*
Performance Milestone	Blair	Peters
Stockholder approval of plan of liquidation (which has occurred) and repayment of all our debt** (which has occurred)	$1,645,210	$881,228
Later of (a) repayment of all our debt** (which has occurred) and (b) February 25, 2002, i.e., 12 months after board approval of the plan of liquidation (which has occurred)	$1,233,907	$660,921

*
Plus interest from the date of stockholder approval of the plan of liquidation.

**
Including debt of our operating partnership but excluding routine trade creditor debt not yet due and excluding debt that we have agreed to keep outstanding for the benefit of limited partners.

        Because of the way in which the performance milestones were defined and the order in which our liquidation progressed, the entire performance bonus became payable to each named executive in one lump sum upon the repayment of all of our debt (including debt of our operating partnership, but excluding routine trade creditor debt not yet due, and excluding debt that we have agreed to keep outstanding for the benefit of limited partners), which occurred on June 19, 2003. As a result, on June 19, 2003, we paid the first of the two milestone payments to each of Messrs. Blair and Peters in the amounts of $1,815,523 and $972,453, respectively, including interest (which, under the amended and restated employment agreements, accrues on the milestone amounts from the date of stockholder approval of the plan of liquidation until the date of payment). As previously noted, on August 29, 2003, we entered into a further amendment and restatement of Mr. Peters' employment agreement. In accordance with his recently amended and restated employment agreement, on September 30, 2003 we paid Mr. Peters $184,227, which represents one-fourth of the remaining milestone payment we owed him, including accrued interest. We have agreed to pay Mr. Peters another one-fourth of the remaining milestone ($165,230) plus accrued interest once we have received more than $1.2 million of net cash proceeds from the sale of golf course assets. The remaining portion of his final milestone payment ($330,460) plus accrued interest will be paid once we have received more than $2.5 million of net cash proceeds from the sale of golf course assets occurring after August 29, 2003 (the date of his amended and restated employment agreement), provided that such proceeds are not subject to holdbacks, claw-backs or any escrow or other such limitations. Additionally, the interest accruing on the unpaid milestone payment was increased on October 1, 2003 from the prime rate to a fixed rate of 5% until the milestone is paid in full. If Mr. Peters' employment with our company terminates prior to our payment of the remaining portion of the final milestone payment, we will still be obligated to make such payment to him. Mr. Blair is currently entitled to receive payment of the remainder of his unpaid milestone payment and we expect to pay the same in due course.

        Term.    The board has the right upon 45 days notice to terminate Mr. Blair's employment with or without good reason following the date of payment of the last milestone payment. We would have "good reason" to terminate Mr. Blair's employment if he were to engage in gross negligence, willful misconduct, fraud or material breach of his amended and restated employment agreement. Mr. Blair would have "good cause" to resign in the event of any material reduction in his compensation or benefits, any material breach or material default by us under the applicable amended and restated employment agreement or following a change in control of our company. If Mr. Blair resigns for "good cause," Mr. Blair will have the right to any unpaid milestone payments, but the severance payments otherwise payable will be reduced by the amount of his retention bonus and milestone payments. Subject to such reduction, the severance payment would be equal to Mr. Blair's base salary on the date of termination, plus a bonus. The bonus shall equal his average annual bonus for the years 1997 through 1999. The severance payments would be made for either the balance of the employment term or three years, whichever is longer.

        Under Mr. Peters' recently amended and restated employment agreement, his employment with our company will extend through June 30, 2004, unless earlier terminated in accordance with the terms of the agreement. The board has the right to terminate Mr. Peters with or without "good reason," without notice. In addition, Mr. Peters would have "good cause" to resign in the event of any further material reduction in his compensation or benefits, or any material breach or material default by us under the amended and restated agreement or following a change in control of our company. However, in any case, Mr. Peters will not be entitled to any severance payments other than any unpaid portion of his final milestone payment.

        Extension of Non-Recourse Tax Loans Secured by Stock.    Upon each non-cash benefit payment (i.e., debt forgiveness and stock award acceleration) occurring concurrently with the board's adoption of the plan of liquidation on February 25, 2001, our executives incurred tax liability, but were unable to fund such liability by selling their common stock because of federal securities law restrictions and other concerns. Pursuant to the amended and restated employment agreements, we extended to each named executive a non-recourse loan in the amount necessary to cover such personal income tax liability. On the date it was made, each loan was secured by a number of shares of stock with a then-current market value equal to the amount of the loan. Interest accrues at the applicable federal rate and is added to principal. Any distributions on the pledged shares prior to maturity is applied to loan service. Each named executive has the right, prior to maturity, if the loan is then over-secured, to sell the pledged stock on the open market, provided that the proceeds are first applied to outstanding principal and interest on the loan. These loans are more fully described below, under the caption "Certain Relationships and Related Transactions—Indebtedness of Management."

Covenants Not to Compete

        In Mr. Blair's current amended and restated employment agreement, he has agreed to devote substantially all of his time to our business and not to engage in any competitive businesses. He also agreed not to compete directly with us or in a business similar to ours during his employment. However, Mr. Blair may continue to invest in certain residential real estate developments and resort operations.

        Under Mr. Peters' recently amended and restated employment agreement, he was required to devote substantially all of his full working time to our business only until September 30, 2003. However, while he remains employed by us, and for one year after his termination or resignation, Mr. Peters may not:

  •
  compete directly with us in a similar business;

  •
  compete directly or indirectly with us, our subsidiaries, partners, potential golf course buyers, potential buyers (and/or their affiliates), potential buyers of our preferred stock or debt (or any of their affiliates) with respect to any acquisition or development of any real estate project undertaken or being considered by any of such parties at any time during Mr. Peters' employment with us;

  •
  lend or allow his name or reputation to be used by or in connection with any business competitive with our company, our subsidiaries and/or partners; or

  •
  intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between our company or our subsidiaries and/or partners, and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

        Notwithstanding the above limitations, Mr. Peters may be employed by a business that competes with us so long as he does not have direct or indirect responsibility for any interaction with, or analysis of, our company and is wholly screened-off from such interaction and analysis by the competitive business.

Change of Control Agreements

        Mr. Blair's current amended and restated employment agreement provides that he will have "good cause" to resign upon a change of control and, in such case, all of his stock options and restricted stock would vest in full and he would be entitled to severance payments, minus the previously paid retention bonus and milestone payments described above. Mr. Peters' recently amended and restated employment agreement provides that he may resign with "good cause" upon a change of control, however, upon any such resignation he would not be entitled to any additional severance benefits. The amended and restated employment agreements applicable to our named executives provide that if any payment by or on behalf of our company or our operating partnership to either named executive qualifies as an excess parachute payment under the tax code, we must make additional payments in cash to the applicable named executive (so called "gross-up" payments) so that the applicable named executive is put in the same after-tax position as he would have been had no excise tax been imposed by the tax code.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2002, our compensation committee members were Roy C. Chapman, Fred W. Reams and Edward L. Wax (with Raymond V. Jones being an ad-hoc member). None of the members of our compensation committee is a current or former officer or employee of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. The following report describes our executive officers' compensation for the 2002 fiscal year, including the changes to the executives' compensation arrangements implemented in connection with the plan of liquidation.

        Responsibilities of the Company's Compensation Committee.    Our executive compensation program is administered under the direction of the compensation committee of our board of directors, which is comprised of three independent directors. The specific responsibilities of the compensation committee are to:

  1.
  administer our executive compensation program;

  2.
  review and approve compensation awarded to the executive officers pursuant to the executive compensation program;

  3.
  monitor our performance in relation to the performance of the executive officers;

  4.
  monitor performance of the executive officers in view of the board of directors' strategic objectives;

  5.
  monitor compensation awarded to the executive officers in comparison to compensation received by executive officers of other similar companies; and

  6.
  develop procedures to help assure executive retention and succession.

        Philosophy of the Compensation Committee.    The philosophy of the compensation committee as reflected in the specific compensation plans included in the executive compensation program is to:

  1.
  retain (to the extent necessary) and reward experienced, highly motivated executive officers who are capable of effectively leading our liquidation of the company pursuant to the plan of liquidation; and

  2.
  reward and encourage executive officer activity that results in enhanced value for stockholders pursuant to the plan of liquidation.

        Elements of Compensation.    The compensation committee believes that the above philosophy can best be implemented through two separate components of executive compensation with each component designed to reward different performance goals, yet have the two components work together to satisfy the ultimate goal of enhancing stockholder value in the context of the plan of liquidation. The two elements of executive compensation are:

  1.
  salary, which compensates the executive for performing the basic job description through the performance of assigned responsibilities; and

  2.
  cash bonuses, which reward the executive for commendable performance of special designated tasks or outstanding performance of assigned responsibilities during the fiscal year pertaining to the plan of liquidation exceeding the compensation committee's expectations.

        These elements for the year 2002 are discussed next.

        Base Salary.    As required by their amended and restated employment agreements, the base salaries of Messrs. Blair and Peters were increased for the year 2002 over 2001 by the increase in the consumer price index as a cost of living adjustment.

        Cash Bonuses.    During early 2001, the compensation committee undertook its planning responsibilities in a context which differed from prior years. Notable differences included the ongoing strategic alternatives analysis process, and extrinsic factors such as eroding golf course industry economics, the continued constriction of capital availability and the continuing problems being realized by the small-cap, triple net lease sector of the REIT community. These factors presented a challenge to the compensation committee as we sought to balance the objectives of fair compensation in the face of an eroding stock price, particularly in the context of the need for management continuity with respect to the strategic alternatives analysis process and the plan of liquidation.

        When the Board was nearing a conclusion that it might adopt a plan of liquidation for submission to the stockholders, the compensation committee determined that modifications to Messrs. Blair and Peters' employment agreements should be made. In particular, the compensation committee believed that the change of control definition, which had been in place in their original employment agreements executed in February 1997 (the time of our initial public offering), should be modified for the benefit of stockholders in the context of the possible Board adoption of a plan of liquidation.

        Pursuant to the amended and restated employment agreements, the executives' right to performance bonuses and stock-based awards terminated upon stockholder approval of the plan of liquidation. Instead, the amended and restated employment agreements provided for a retention bonus, which was paid when our board adopted the plan of liquidation, and two performance milestones to be paid if and when the remaining milestones were met. As described below, both milestones were met in mid-2003. The performance milestones are as follows:

  •
  Stockholder Approval of the Plan of Liquidation. At the time the amended and restated employment agreements were being negotiated, it was unclear whether stockholders would approve or disapprove the plan of liquidation, even though the Board had unanimously concluded that the plan was likely to best maximize stockholder value when compared to other strategic alternatives. Accordingly, we included this milestone in order to align the interests of our executives with those of our stockholders.

  •
  Continued Employment with the Company for 12 Months following Board Approval of the Plan of Liquidation. At the time the amended and restated employment agreements were being negotiated, we believed retention of our executives was important since it would be difficult to recruit qualified replacements to direct the company during the process of liquidation. Moreover, we expected that any management replacements would not possess our existing executives' depth of knowledge and experience regarding our golf course properties, vendors, lenders, lessees, and related documents, which we concluded would make management replacements less effective in executing the plan of liquidation. During the negotiation of the amended and restated employment agreements, our executives rejected a proposal that the milestone payment should be payable upon the substantial completion of the plan of liquidation. At that time, we expected to complete the plan of liquidation in not less than 12 months. Accordingly, we agreed to define this performance milestone as continued employment for 12 months following board approval of the plan of liquidation.

  •
  Repayment of All Company Debt. At the time we negotiated the amended and restated employment agreements, our lenders were alleging that we were in default under our credit agreements with them. We believed that including debt repayment as a condition to the payment of both of the above milestones would be a significant factor in the banks' willingness to renegotiate and extend the maturity date of our credit facility. Accordingly, we included repayment of all of our debt as an additional condition to the payment of the above milestones. (For this purpose, our debt was defined to include debt of our operating partnership, but to exclude routine trade creditor debt not yet due and to exclude debt that we had agreed to keep outstanding for the benefit of limited partners.)

        With the economic downturn, our implementation of the plan of liquidation is still ongoing. No bonuses of any kind were paid in 2002. Both milestone bonus payments became payable on June 19, 2003, the date on which all of our bank debt was repaid. As described elsewhere in this proxy statement, we made a portion of the milestone payments shortly thereafter and we expect to pay the remainder in due course.

        Following the disposition of our Sandpiper property and the corresponding reduction in demands on Mr. Peters' time, the compensation committee determined that management should seek to negotiate a reduced time commitment and a reduced salary arrangement with Mr. Peters. Accordingly, a further amended and restated employment agreement with Mr. Peters was executed on August 29, 2003. Under this amended and restated employment agreement, Mr. Peters is expected to devote a substantially reduced number of hours per calendar quarter to our company. Correspondingly, we will pay him a salary of $12,000 per quarter. To the extent that we require more of Mr. Peters' time, we will pay him on an hourly basis, up to a capped amount per diem. Unless terminated earlier by us or Mr. Peters, this arrangement will terminate on June 30, 2004.

        Because our executives' right to receive their milestone performance bonuses has now vested, we face the risks that our executives might resign, even though the plan of liquidation has not yet been completed. The resignation of Mr. Blair poses a relatively greater risk at this time in light of Mr. Peter's reduced time commitment to our company. Both of our executives hold common stock in our company which, along with their existing base compensation structure, might motivate them to remain in our employment through the completion of the plan of liquidation; however, we cannot assure stockholders of that result. If Mr. Blair were to resign, we would likely ask Mr. Peter's to increase his time commitment to our company or seek to hire a replacement. We face the risk that Mr. Peters might have made other commitments by that time and might be unwilling or unable to return to full time employment with our company. The cost to us of hiring a replacement would likely depend upon the experience and skills required of such an individual in light of our financial condition, our assets remaining to be liquidated, and the complexity of any issues bearing on our company and the liquidation at that time. If and when the issues surrounding Innisbrook (our last significant asset in liquidation) are resolved, our need for a full-time executive may be less significant. The compensation committee will continue to evaluate the staffing alternatives available to it as our company's liquidation progresses.

Respectfully submitted,
By:	The Compensation Committee
Members:	Roy C. Chapman Fred W. Reams Edward L. Wax

ANNUAL REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

        In accordance with its written charter (which appears as an appendix to this proxy statement), the company's audit committee recommends to the board of directors the selection of the company's independent accountants. The audit committee is also responsible for assisting the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company.

        In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and according to the liquidation basis of accounting for periods subsequent to May 22, 2001, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees), as amended.

        The company's independent accountants also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and the audit committee discussed with the independent accountants that firm's independence.

        Based upon the audit committee's review and discussions referred to above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the company's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Respectfully submitted,
By:	The Audit Committee
Members:	Raymond V. Jones Roy C. Chapman Edward L. Wax

STOCK PERFORMANCE CHART

        The information contained in this Chart shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

        The following graph charts our common stock price since our inception in February 1997 compared to both the Standard & Poor's, or S&P, 500 Index and the National Association of Real Estate Investment Trusts Index, or NAREIT. The stock price performance shown on the graph is not necessarily indicative of future price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG GOLF TRUST OF AMERICA, INC.,
S&P 500 INDEX AND NAREIT INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

INDEPENDENT PUBLIC ACCOUNTANTS

        Since February 28, 1997, we have engaged BDO Seidman, LLP ("BDO Seidman") as our principal accountants and we expect to retain them as our principal accountants in 2003. BDO Seidman has audited our financial statements for each fiscal year beginning with fiscal year ending December 31, 1997. A representative from BDO Seidman will be present at our annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

        Fees billed to us by BDO Seidman during each of the last two fiscal years ending December 31, 2002 and 2001, respectively, include the following:

  •
  Audit Fees: Audit fees and related expenses billed to the company by BDO Seidman during each of the fiscal years ended December 31, 2002 and 2001 for review of our annual financial statement and those financial statements included in our quarterly reports on Form 10-Q totaled $194,267 and $251,800 respectively.

  •
  Audit-Related Fees: Audit-related expenses billed to us by BDO Seidman during each of the fiscal years ended December 31, 2002 and 2001 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, primarily advising on accounting and financial reporting matters, and are not included above totaled $32,937 and $11,455, respectively.

  •
  Tax Fees: Fees and expenses billed to us by BDO Seidman during each of the fiscal years ended December 31, 2002 and 2001 for tax services, including preparation of income tax returns and general tax consulting, totaled $106,299 and $299,018, respectively.

        The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities Exchange Commission require all public accounting firms that audit issuers to obtain pre-approval from the issuers' respective audit committees in order to provide professional services without impairing independence. In order to meet these requirements in 2003, BDO Seidman prepared a schedule of non-audit services for our audit committee to review, consider and approve the scope and estimated cost of these services. The audit committee approved a schedule of services for the remainder of fiscal year 2003. Any additional services (and estimated fees) not included on this schedule must be pre-approved in advance by our audit committee. Anticipated increases in estimated fees listed on BDO Seidman's proposed schedule in excess of 15% will be presented to our audit committee for approval.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS

        The following table describes, as of October 1, 2003, the beneficial ownership of common stock and common OP units held by each of our directors, by each of our executive officers, by all of our directors and executive officers as a group and by each person known to us to be the beneficial owner of 5% or more of our outstanding common stock. OP units represent limited partnership interests in Golf Trust of America, L.P., our operating partnership, and are convertible into shares of our common stock on a one-for-one basis. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person has the right to acquire within 60 days. However, for the sake of clarity, the table does not report beneficial ownership of OP units as beneficial ownership of common stock (even though all OP units are currently convertible into common stock) but instead, reports holdings of stock and OP units separately. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of common stock or OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of each person in the table is c/o Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401.

	Common Stock		Common OP Units
Name of Beneficial Owner	Number of shares of Common Stock	Percentage of Class(1)	Number of OP Units	Percentage of Class(2)
W. Bradley Blair, II(3)	821,432	9.64%	—	—
Scott D. Peters(4)	340,625	4.17%	—	—
Roy C. Chapman(5)	25,500	*	—	—
Raymond V. Jones(5)	26,000	*	—	—
Fred W. Reams(5)	25,000	*	—	—
Edward L. Wax(5)	26,250	*	—	—
Directors and officers as a group (6 persons)(6)	1,264,807	14.36%	—	—
AEW Capital Management, L.P.(7)(8)	961,704	11.00%	—	—
Jan H. Loeb(9)	561,300	7.12%	—	—
DB Advisors, L.L.C. (formerly listed as Taunus Corporation)(10)	786,800	8.65%	—	—

*
Less than 1%

(1)
Based on 7,884,943 common shares outstanding. In accordance with the rules of the Securities and Exchange Commission("SEC"), each person's percentage interest is calculated by dividing such person's beneficially owned common shares by the sum of the total number of common shares outstanding plus the number of currently unissued common shares such person has the right to acquire (including upon exercise of vested options and upon conversion of preferred stock, but excluding upon conversion of the separately shown OP units) within 60 days of October 1, 2003.

(2)
Based on 7,920,737 common OP units outstanding (including the 7,884,943 common OP units held by GTA's subsidiaries). Under the operating partnership agreement, the holder(s) of OP units (other than GTA's subsidiaries) has the right to tender them for redemption at any time. Upon such a tender, either the operating partnership must redeem the OP units for cash or GTA must acquire the OP units for shares of common stock, on a one-for-one basis.

(3)
Mr. Blair's beneficial ownership includes options to purchase 640,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2003; however, none of these options were in the money as of this date.

(4)
Mr. Peters' beneficial ownership includes options to purchase 285,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2003; however, none of these options were in the money as of this date.

(5)
Includes options to purchase 25,000 shares of our common stock all of which are vested and are exercisable as of October 1, 2003; however, none of these options were in the money as of this date.

(6)
Includes options to purchase 1,025,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2003; however, none of these options were in the money as of this date.

(7)
Amounts shown for AEW Capital Management, L.P. include 800,000 shares of our company's Series A convertible cumulative preferred stock held by its affiliate AEW Targeted Securities Fund, L.P., which shares are convertible into an aggregate of 761,904 shares of our company's common stock. AEW Capital Management, L.P. beneficially owns an additional 199,800 shares of our company's common stock. AEW Capital Management, L.P. reports that it has the sole power to vote or direct the vote of 961,704 shares and the sole power to dispose or direct the disposition of 961,704 shares. These entities' address is c/o AEW Capital Management, Inc., 225 Franklin Street, Boston, MA 02110. Information about AEW Capital Management, L.P. is included in reliance on its Schedule 13G filed with the SEC on April 16, 1999.

(8)
Our charter limits the number of our shares that may be owned by a single person or group, as defined under federal securities laws, to 9.8% of each class of outstanding equity. We refer to this restriction as our ownership limit. However, in cases where violation of the ownership limit would not have jeopardized our REIT status, our charter allowed our board to grant a waiver of the ownership limit. In connection with AEW's investment in our Series A preferred stock, we granted them a limited waiver from the ownership limit on April 2, 1999.

(9)
Mr. Loeb's address is 6610 Cross Country Boulevard, Baltimore, Maryland 21215. Mr. Loeb reports that he has sole power to vote or to direct the vote of 540,600 shares, shared power to vote or to direct the vote of 20,700 shares, sole power to dispose or to direct the disposition of 540,600 shares and shared power to dispose or to direct the disposition of 20,700 shares. Information about Mr. Loeb is included in reliance on the Schedule 13D filed with the SEC on January 16, 2003.

(10)
The Schedule 13G filed on February 14, 2002 by Taunus Corporation, a wholly owned subsidiary of Deutsche Bank AG, was amended by a Schedule 13G filed by Deutsche Bank AG on February 5, 2003. Deutsche Bank AG's address is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Deutsche Bank AG reports that its subsidiary DB Advisors, L.L.C. has sole power to vote or to direct the vote of 786,800 shares, shared power to vote or to direct the vote of no shares, sole power to dispose or to direct the disposition of 786,800 shares and shared power to dispose or to direct the disposition of no shares. Information about DB Advisors, L.L.C. is included in reliance on the Schedule 13G filed with the SEC on February 5, 2003 by Deutsche Bank AG, of which DB Advisors, L.L.C. is a wholly owned subsidiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

        Historically, the compensation committee of the board authorized us from time to time to make loans to our officers to purchase shares of our common stock and to assist in their payment of their personal income tax liability arising in connection with their non-cash compensation and benefit arrangements. Pursuant to the terms of our officers' then applicable amended and restated employment agreements dated as of February 25, 2001, we made non-recourse loans of $1,595,000 to our executive officers on February 25, 2001 for the payment of personal income taxes arising from the acceleration of their restricted stock grants and the forgiveness of their outstanding debt to us that occurred on such date. These loans were evidenced by promissory notes from the executives and secured by their holdings of 199,415 shares of our common stock valued at $8 per share at the time of the issuance of these loans. Interest accrues on these loans at 5.06% per annum (the applicable federal rate on the date of the loan) and is due at maturity. The outstanding balance of these loans at June 30, 2002, principal and interest, was $1,655,000. Effective July 1, 2002, we discontinued accruing interest on these loans for financial reporting purposes because the total outstanding balance exceeded the value of the collateral shares of common stock, computed based on the net assets available to common shareholders. Loans to officers are subject to an allowance for doubtful accounts of $400,000 to reflect the difference between the computed value of our officers' pledged shares of their common stock compared to their value at the time that the shares were pledged, which was $8 per share. These loans mature at the earliest of the following: (i) February 25, 2006; (ii) three years following termination of the executive/borrower's employment; or (iii) the date of the final distribution under the plan of liquidation. At any time when the loan is over-secured, the executive/borrower has the right to sell the common stock securing the loan, provided that all proceeds of the sale are first applied to the then outstanding balance of the loan. All distributions (including any liquidating distributions) on the common stock securing the loan are applied against the loan. The related promissory notes are non-recourse to the executive/borrower.

COST OF SOLICITATION

        We will bear the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of mails, our officers or employees who receive no compensation for their services other than their regular salaries, may solicit personally or by telephone and tabulate the proxies. We will also request brokers (and other persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others), to send proxy materials to and obtain proxies from the shares' beneficial owners, and we will reimburse those brokers (and other persons) for their reasonable expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

        Based solely on review of copies of such reports required by Section 16(a) and filed by or on behalf of our officers and directors or written representations that no such reports were required, we believe that during 2002 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Our bylaws currently provide that our 2004 annual meeting of stockholders will be held during the month of May 2004. Our board has the power to amend the bylaws to reschedule the meeting to November or some other date, just as it has done for the past three years. However, as of the date of this proxy statement, our 2004 annual meeting is scheduled for May 27, 2004.

        Any stockholder who meets the requirements of Rule 14a-8 and the other proxy rules under the Securities Exchange Act of 1934 may submit proposals to our board of directors to be considered for inclusion in our proxy statement, which we will mail to our stockholders in advance of the 2004 annual meeting. Any such proposal must be submitted in writing by personal delivery or by first-class United States mail, postage prepaid, to the Secretary of Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401. Any such notice must be received by Thursday, December 18, 2003 (which is 120 days prior to the anniversary of our last proxy statement that was mailed in connection with a May annual meeting). If our annual meeting is rescheduled to a later date, a new extended deadline will be announced.

        Stockholders wishing to present a proposal at the 2004 annual meeting of stockholders but not wishing to submit such proposal for inclusion in the proxy statement must provide us with written notice no later than Friday, February 21, 2004 (which is the deadline specified in our bylaws, 90 days prior to the date of the meeting). Any proposal received after such date shall be considered untimely. If our annual meeting is rescheduled to a later date, the deadline will be the 20th day following our first public announcement of the rescheduled meeting date. Your written notice must be delivered or mailed by first-class United States mail, postage prepaid to the Secretary of Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401. The proposal must include all of the information required by Article III, Section 2(e) of our amended and restated bylaws, including the name and address of the stockholder, the text to be introduced, the number of shares held, the date of their acquisition and a representation that the stockholder intends to appear in person or by proxy to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

Appendix

        The information contained in this Appendix shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

CHARTER OF THE AUDIT COMMITTEE
Golf Trust of America, Inc.

I.
Introduction

1.01
The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Golf Trust of America, Inc. (the "Company") has been established to:

(a)
Provide assistance to the entire Board in fulfilling their responsibilities related to oversight of the integrity of the Company's internal controls, audit process and financial reporting,

(b)
Serve as a liaison between the Board and the Company's independent auditors,

(c)
Monitor the independence and performance of the Company's independent auditors and Chief Financial Officer, and

(d)
Provide an avenue of communication among the independent auditors, management, the Chief Financial Officer and the Board.

II.
Members

2.01
Members of the Committee will be appointed from the Board annually and will meet the requirements of the American Stock Exchange.

2.02
The Committee must meet the following membership requirements:

(a)
Minimum of three independent directors.

(b)
All members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee.

(c)
At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

2.03
The definition of an independent director prohibits:

(a)
A director being employed by the Company or any of its affiliates for the current year or any of the past three years.

  (b)
  A director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation.

  (c)
  A director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

  (d)
  A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made or from which the corporation received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business' consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

  (e)
  A director being employed as an executive of another entity where any of the Company's executives serves on that corporation's compensation committee. A director who has one or more of these relationships may be appointed to the Committee, if the Board, under exceptional and limited circumstances determines that membership on the Committee is required by the best interests of the Company and its shareholders and the Board discloses, in its next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination.

III.
Functions

3.01
The Committee will act for the Board in overseeing the integrity of the Company's internal controls, audit process and financial reporting. In performing this function, the Committee will have direct access to the Company's Chief Executive Officer, Chief Financial Officer, internal auditors, independent auditors and outside counsel. In addition, the Committee may meet with other members of management and employees when in the judgment of the Committee such meetings are warranted.

3.02
The Committee will meet periodically with the independent auditors and will review and assess the performance of the independent auditors. It will make recommendations to the full Board annually as to the appointment of independent auditors and will, in appropriate circumstances, review any proposed non-audit services provided by the independent auditors. The Committee will consider the possible effect of providing such services on the independent auditor's independence and will review the range of fees of the independent auditors for both audit and non-audit services, having responsibility for approving the terms of the independent auditors' engagement.

3.03
The Committee shall receive from the independent auditors a written statement no less often than annually, delineating any relationship between the independent auditor and the Company, wherein:

(a)
The independent auditor has accepted any compensation from the Company or its affiliates other than compensation for its services to the Company as approved by the Committee, or

(b)
The independent auditor is controlled by, or under common control with, any person who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer, or

  (c)
  The independent auditor or any partner or controlling shareholder thereof, is a partner in or a controlling shareholder or an executive officer of any business organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or business organization in any of the past three years.

3.04
The Committee shall discuss with the independent auditor any disclosed relationships that in the Committee's estimation could impact the objectivity and independence of the independent auditor and take, or recommend that the full Board take, appropriate action, if necessary, to ensure the independence of the independent auditor.

3.05
The Committee will require that the outside auditor discuss not just the acceptability, and compliance of the Company's accounting principles, but also the quality thereof and report such findings to the full Board.

3.06
The Committee, as representative of the Board has the ultimate authority and responsibility to select, evaluate, and replace the independent auditor or to nominate an independent auditor to be proposed for shareholder approval in any proxy statement.

3.07
The Committee will review with the independent auditors the overall audit plan and the scope and results of the annual audit. It will assess the Company's internal controls and the adequacy of such procedures and controls. It will review with the independent auditors accounting principles employed in the Company's financial reports and any proposed changes therein (including any significant accounting and reporting issues, recent professional and regulatory pronouncements and the impact of these issues and pronouncements on the financial statements).

3.08
The Committee will review with the Company's management and the independent auditors the Company's annual operating results and annual audited financial statements. The Committee will also review the management letter issued by the independent auditors and management's responses to any reports or recommendations of the independent auditors.

3.09
The Committee will also review the Company's annual report on Form 10-K, particularly "Management's Discussion and Analysis of Financial Condition and Results of Operations."

3.10
The Committee will also review the financial data to be included in the Company's quarterly financial reporting on Form 10-Q particularly "Management's Discussion and Analysis of Financial Condition and Results of Operations." Such review shall consist of a discussion between the Company's outside auditor, the Committee (the chairman or his designee from the Committee may represent the Committee), and either the chief executive officer, chief operating officer or chief financial officer of the Company. Such review discussion shall occur in person or by telephone conference call and shall cover matters including but not limited to significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management if any.

3.11
The Committee will review with the Company's management and the independent auditors the Company's internal controls over and compliance with the specific regulations governing the Company's continued status as a Real Estate Investment Trust for income tax reporting purposes.

3.12
The Committee will review, with the Company's counsel, any legal matters that could have a significant impact of the Company's financial statements and any findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

3.13
The Committee will direct and supervise investigations into any matters within its scope, including the integrity of reported facts and figures, ethical conduct and appropriate disclosure. The Committee is authorized to retain outside counsel if necessary, but will normally work through the Company's management, the internal auditors and the independent auditors.

3.14
The Committee will make recommendations or reports on matters that, in its judgment, should receive the attention of the Board and perform such other oversight functions as the Board may request.

3.15
The Committee will include a letter in the annual report to shareholders and Form 10-K annual report, disclosing:

(a)
that the Company management has reviewed the audited financial statements of the Company with the Committee, including a discussion of the quality of the accounting principles applied to the statements, and significant judgments affecting the statements;

(b)
that the independent auditors have discussed with the Committee the outside auditor's judgments of the qualities of the accounting principles applied and the judgments referenced in (a) above; and

(c)
that the members of the Committee have discussed among themselves without management or the outside auditor present, the information disclosed to the Committee in (a) and (b) above.

3.16
The Committee will disclose its charter at least every third year in the annual report or proxy, unless such charter is significantly amended, in which case the amended charter will be disclosed in the next annual report or proxy thereafter.

IV.
Meetings

4.01
The Committee will meet periodically, at least twice a year, but as frequently as its members may deem appropriate to perform its functions. Typically, meetings will be held:

(a)
prior to the annual audit, and

(b)
subsequent to completion of the audit and before financial statements or earnings reports are issued.

4.02
Meetings of the Committee will consist in part of private meetings between the Committee and independent auditors, and the Company's management, as appropriate.

4.03
The Chairman of the Committee will endeavor to circulate an agenda or otherwise discuss with members of the Committee the matters to be reviewed in advance of the meeting, and the Chairman or any Secretary pro tem appointed by him or her will keep minutes of the meetings.

4.04
The Committee also will report its findings and deliberations to the full board at the next meeting of the Board following its meetings.

4.05
In addition to the generalized reviews described above, matters for review at the Committee's separate meetings with the independent auditors should include:

(a)
limitations, if any, imposed by management on the scope of the audit and disagreements, if any, between the independent auditors and management in the preparation of the Company's financial statements;

(b)
major changes in and other questions regarding appropriate accounting and auditing principles and procedures, including financial, regulatory and tax policy issues; and

(c)
the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, including informing the Committee of any illegal acts that may come to their attention, and whether established procedures for reporting have been followed in the preceding period.

V.
Review and Reassessment

5.01
The Committee will review and reassess this charter for adequacy on an annual basis.

VI.
Compensation

6.01
Members of the Committee will be compensated for their services at the rate established from time to time by the Board and will receive reimbursement of their expenses.

VII.
Amendments

7.01
The Board of Directors may amend this charter at any time.

VIII.
Effective Date

8.01
As of June 13, 2000.

By Order of the Board of Directors of Golf Trust of America, Inc.

W. Bradley Blair, II Chairman

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement and hereby appoints W. Bradley Blair, II and Scott D. Peters as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the Common Stock of Golf Trust of America, Inc. held of record by the undersigned on October 6, 2003 at the Annual Meeting of Stockholders to be held November 17, 2003 and any and all adjournments or postponements thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee named in Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

[continued and to be signed on the reverse side]

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The Board of Directors recommends a vote FOR Proposal 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	To elect the following directors to serve for a term of three years and until their successors are elected and qualified:		2.
In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors a reasonable time before the date of the accompanying proxy statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee to the Board whose nomination results from the inability of any of the above named nominees to serve.
	FOR the nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY vote for all nominees to listed below		In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.
	☐	☐
The Board of Directors recommends a vote FOR the nominees listed in Proposal 1. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1.
01 Fred W. Reams 02 Edward L. Wax				I plan to attend the 2003 Annual Meeting of Stockholders. ☐
(INSTRUCTION: To withhold authority to vote for only one nominee, strike a line through that nominee's name).				PLEASE RETURN YOUR EXECUTED PROXY TO MELLON INVESTOR SERVICES, LLC IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

Signature	Signature	Dated:	, 2003

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

^ FOLD AND DETACH HERE ^

QuickLinks

Table of Contents
VOTING PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER MATTERS AT THE MEETING
THE BOARD OF DIRECTORS
DIRECTORS AND OFFICERS
Summary Compensation Table
2002 Option Exercises and Year-End Holdings
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ANNUAL REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE CHART
INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COST OF SOLICITATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
Appendix
Proxy for Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors